UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 12, 2010

NORANDA ALUMINUM HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2010, Noranda Aluminum Holding Corporation (the “Company”) entered into an employment term sheet with Peter Hartland to be President of the Company’s Upstream Business Segment. The employment term sheet provides for an annual base salary of $300,000 and a target annual bonus of 50% of base salary. In the event that Mr. Hartland incurs a termination without “cause” or a resignation for “good reason” (each as defined under the employment term sheet), he will be entitled, subject to the execution and non-revocation of a general release, to (i) one times (two times, in the event of a severance-qualifying termination occurring during the 18-month period following a change of control (a “CIC Termination”)) base salary plus target bonus, (ii) a pro-rated annual bonus, determined based on the Company’s actual performance and (iii) 12 months (18 months, in the event of a CIC Termination) of post-termination continued health benefits.

On November 15, 2010, the Company entered into a separation agreement with Mr. Kyle D. Lorentzen, pursuant to which his employment will terminate on December 31, 2010. Mr. Lorentzen will receive the cash severance payments and benefits provided for in his employment term sheet plus an additional severance amount of $17,000. The separation agreement contains a release of claims against the Company and binds Mr. Lorentzen to various restrictive covenants.

On November 15, 2010, the Company entered into a separation agreement with Mr. Alan K. Brown, pursuant to which his employment will terminate on March 31, 2011. Mr. Brown will receive the cash severance payments and benefits provided for in his employment term sheet. The separation agreement also contains a release of claims against the Company and binds Mr. Brown to various restrictive covenants. Concurrent with the execution of Mr. Brown’s separation agreement, the Company also entered into a consulting agreement with Mr. Brown, under which he will be available to us for consulting from April 1, 2011 through December 31, 2012 for up to 10 hours per month, and will receive a fee of $2,000 per month. In connection with the consulting agreement, Mr. Brown has agreed to an extension of his non-competition covenant through December 13, 2013.

A copy of Mr. Hartland’s employment term sheet, Mr. Lorentzen’s separation agreement, Mr. Brown’s separation agreement and Mr. Brown’s consulting agreement are attached to, and incorporated by reference into, this Item 5.02 of this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively hereto. The foregoing description of the above agreements is only intended as a summary of the terms of such agreements and is qualified in its entirety by reference to the full text of the agreements.

Item 7.01—Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 of Form 8-K. Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 7.01.

On November 15, 2010, the Company issued a press release regarding the organizational changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Management Incentive Term Sheet between Peter Hartland and the Company, dated as of November 12, 2010

Exhibit 10.2	Separation of Employment Agreement and General Release between Kyle D. Lorentzen and the Company, dated as of November 15, 2010

Exhibit 10.3	Separation of Employment Agreement and General Release between Alan K. Brown and the Company, dated as of November 15, 2010

Exhibit 10.4	Consulting Agreement between Alan K. Brown and the Company, dated as of November 15, 2010

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: November 15, 2010	By:	/S/ ROBERT B. MAHONEY
Robert B. Mahoney
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Incentive Term Sheet between Peter Hartland and the Company, dated as of November 12, 2010

10.2	Separation of Employment Agreement and General Release between Kyle D. Lorentzen and the Company, dated as of November 15, 2010

10.3	Separation of Employment Agreement and General Release between Alan K. Brown and the Company, dated as of November 15, 2010

10.4	Consulting Agreement between Alan K. Brown and the Company, dated as of November 15, 2010

99.1	Press Release